SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

Boston Properties Limited Partnership

(Exact name of Registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Huntington Avenue, Suite 300

Boston, Massachusetts 02199-7610

(Address of principal executive offices and zip code)

(617) 236-3300

(Registrant’s telephone number, including area code)

ITEM 5.	Other Events.

Boston Properties Limited Partnership (the “Company”) is re-issuing in an updated format its historical financial statements in connection with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During 2004, the Company sold certain properties, and in compliance with SFAS 144, has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented (including the comparable period of the prior year) in its quarterly report for the fiscal quarter ended March 31, 2004 which was filed subsequent to the date of the sale. Under SEC requirements for transitional disclosure, the same reclassification as discontinued operations required by SFAS 144 following the sale of properties is required for previously issued annual financial statements for each of the three years presented in the Company’s Form 10-K if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. These reclassifications have no effect on the Company’s reported net income available to common unitholders or Funds from Operations.

This Report on Form 8-K updates Items 6, 7, 8 and 15(a) of the Company’s Form 10-K to reflect those properties sold during 2004 as discontinued operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Index to Exhibit 99.1	Page Number

Selected Financial Data	1

Management’s Discussion and Analysis of Financial Condition and Results of Operations	4

Financial Statements	35

ITEM 7.	Exhibits.

Exhibit No.

12.1	Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Distributions

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Revised financial information for the years ended December 31, 2003, 2002 and 2001 for the adoption of SFAS No.144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2004

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its General Partner

By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	Chief Financial Officer

3